UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

As previously disclosed, on September 8, 2025, NextNRG, Inc. (the “Company”) entered into securities purchase agreement (the “Purchase Agreement”), with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Investor agreed to purchase (i) senior secured convertible notes of the Company, in the aggregate original principal amount of up to $11,800,000 (the “Notes”), which are convertible into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) warrants to purchase up to 3,000,000 shares of Common Stock, with an exercise price of $5.00 (the “Warrants). In connection with the transaction contemplated in the Purchase Agreement, the Company also agreed to issue to another accredited investor, who is a consultant of the Investor, due diligence notes, in the aggregate original principal amount of up to $1,180,000 (the “Due Diligence Notes”) and due diligence warrants to purchase up to 300,000 shares of Common Stock, subject to adjustment as provided in the due diligence warrants (the “Due Diligence Warrants”). The initial closing was on September 8, 2025, where the Company issued Notes in the aggregate principal amount of $2,950,000, Warrants to purchase up to 750,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $295,000 and Due Diligence Warrants to purchase up to 75,000 shares of Common Stock (the “Initial Closing”).The Company received $2,500,000 gross proceeds at the Initial Closing, which reflects an original issue discount of 18% on the Notes.

As also previously disclosed, on October 3, 2025, the Company and the Investor consummated an additional closing and the Company issued Notes in the aggregate principal amount of $1,475,000, Warrants to purchase up to 375,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $147,500 and Due Diligence Warrants to purchase up to 37,500 shares of Common Stock. The Company received $1,250,000 gross proceeds at that closing, which reflects an original issue discount of 18% on the Notes.

Pursuant to the Purchase Agreement, and as agreed by the parties, on October 22, 2025, the Company issued additional Notes in the aggregate principal amount of $1,475,000, Warrants to purchase up to 375,000 shares of Common Stock, Due Diligence Notes in the aggregate principal amount of $147,500 and Due Diligence Warrants to purchase up to 37,500 shares of Common Stock. The Company received $1,250,000 gross proceeds, which reflects an original issue discount of 18% on the Notes.

Other than the amounts of the Notes, Warrants, Due diligence Notes and Due Diligence Warrants issued on October 22, 2025, and the initial Conversion Price of the Notes and the Due Diligence Notes issued by the Company at that closing, which is $1.82 per share of Common Stock, all other terms of the Notes, Warrants, Due diligence Notes and Due Diligence Warrants issued by the Company at that closing are the same as the Notes, Warrants, Due diligence Notes and Due Diligence Warrants issued by the Company at the Initial Closing.

The issuance of the shares of Common Stock issuable by the Company upon the conversion of the Notes or the Due Diligence Notes or upon the exercise of the Warrants or the Due Diligence Warrants that were issued at the Initial Closing or at the closing on October 3, 2025 and October 22, 2025 was registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268960), which was filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2022, and declared effective on January 3, 2023 (the “Shelf Registration Statement”), and a prospectus supplement to the base prospectus forming a part of such registration statement (the “Prospectus Supplement”), which was filed by the Company with the Commission on September 9, 2025.

The foregoing description of the Notes, the Warrants, the Due Diligence Notes and the Due Diligence Warrants is not complete and is qualified in its entirety by reference to the description and the form of the Notes, the Warrants, the Due Diligence Notes, and the Due Diligence Warrants which were filed as exhibits to the Company’s Current Report on Form 8-K filed on September 9, 2025, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02. Unregistered Sales of Equity Securities.

The Notes, the Warrants, the Due Diligence Notes, the Due Diligence Warrants and the shares of Common Stock issuable thereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder, except that the shares of Common Stock issuable by the Company upon the conversion of the Notes and the Due Diligence Notes and upon the exercise of the Warrants and the Due Diligence Warrants that were issued at the Initial Closing or at the closing on October 3, 2025 and October 22, 2025 were registered pursuant to the Prospectus Supplement.

The information contained in Item 1.01 of this Current Report on Form 8-K about the Notes, the Warrants, the Due Diligence Notes, the Due Diligence Warrants and the shares of Common Stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: October 24, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer